EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:

Katharine W. Kenny

Director, Investor Relations

(804) 788-1824

MASSEY ENERGY

CHIEF ADMINISTRATIVE OFFICER RESIGNS

Richmond, Virginia, October 28, 2004 - Massey Energy Company (NYSE:MEE) today announced that James L. Gardner, Executive Vice President and Chief Administrative Officer, has announced his resignation from the Company, citing personal reasons, effective November 19, 2004.

“We appreciate Jim’s many contributions to the Company over the past twelve years,” said Don L. Blankenship, Massey’s Chairman and CEO. “Jim has served as General Counsel, on our Board of Directors and most recently, as our CAO. He will be missed and we wish him the best of luck in his future endeavors.”

Massey Energy Company, headquartered in Richmond, Virginia, is the fourth largest coal company in the United States based on produced coal revenue.

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